UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2016 (November 29, 2016)

Gladstone Commercial Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33097	02-0681276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 100 McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On November 30, 2016, Gladstone Commercial Corporation (the “Company”) entered into a purchase agreement with an institutional investor pursuant to which the Company agreed to sell a total of 774,400 shares of its common stock, par value $0.001 per share (“Common Stock”), in a registered direct placement at a purchase price of $18.35 per share (the “Offering”). In connection with the Offering, the Company entered into a placement agent agreement dated November 30, 2016 with CSCA Capital Advisors, LLC (“CSCA”) pursuant to which CSCA agreed to act as the Company’s placement agent. As placement agent, CSCA will receive a placement agent fee equal to 1.5% of the gross proceeds from the Offering.

The Offering is expected to close on or about December 5, 2016 and the Company’s total net proceeds from the Offering, after deducting the placement agent’s fee and other estimated offering expenses, are expected to be approximately $ 13.9 million. The Company intends to use the net proceeds of the sale of the Common Stock to fund acquisitions of real property in the ordinary course of the Company’s business and in accordance with the Company’s investment objectives, to pay down debt and for other general corporate purposes.

23,825,103 shares of Common Stock were outstanding prior to the Offering and 24,599,503 shares of Common Stock will be outstanding following the Offering. The shares of Common Stock were offered and sold pursuant to the Company’s prospectus supplement dated November 30, 2016 (the “Prospectus Supplement”), which supplements the Company’s prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-208953), filed with the SEC on January 11, 2016, and declared effective on February 1, 2016 (the “Registration Statement”). The Common Stock is described in the Company’s Registration Statement.

The foregoing summaries of the terms of the purchase agreements and placement agent agreement are only a brief description of certain terms therein, do not purport to be a complete description of the rights and obligations of the parties thereunder, and are qualified in their entirety by such documents attached hereto. A copy of the form of purchase agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein. A copy of the placement agent agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 29, 2016, the board of directors (the “Board”) of the Company approved and adopted the Second Amendment to the Company’s Bylaws, effective as of November 29, 2016 (the “Bylaw Amendment”). The Bylaw Amendment made certain clarifying edits to the bylaws, including amending Article II, Sections 9(a) and 9(b), as well as Article III, Section 13(a) to clarify that while a majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be the requisite vote required to take action at such meeting, a plurality of all votes cast at such meeting is sufficient to elect a director, subject to certain limitations.

The foregoing description of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaw Amendment. A copy of the Bylaw Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On December 1, 2016, the Company issued a press release (the “Pricing Press Release”) announcing the pricing of the Offering.

A copy of the Pricing Press Release is furnished herewith Exhibit 99.1 and is incorporated herein by reference. Pursuant to the rules and regulations of the SEC, the information set forth in this Item 7.01 and in the attached exhibit is deemed to be furnished and shall not be deemed to be filed.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Placement Agent Agreement, dated November 30, 2016, by and between Gladstone Commercial Corporation and CSCA Capital Advisors, LLC.

3.1	Second Amendment to Bylaws of Gladstone Commercial Corporation.

5.1	Opinion of Venable LLP.

10.1	Form of Purchase Agreement.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

99.1	Pricing Press Release, dated December 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation

December 1, 2016	By:	/s/ Michael Sodo
Michael Sodo
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Placement Agent Agreement, dated November 30, 2016, by and between Gladstone Commercial Corporation and CSCA Capital Advisors, LLC.

3.1	Second Amendment to Bylaws of Gladstone Commercial Corporation.

5.1	Opinion of Venable LLP.

10.1	Form of Purchase Agreement.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

99.1	Pricing Press Release, dated December 1, 2016.